News

Investor Contact:	Media Contact:
Dennis C. Fabro	Rick Matthews
Senior Vice President,	Senior Vice President, Public Relations &
Investor Relations	Corporate Communications
(312) 798-6290	(312) 798-6128

Exhibit 99.1

TRIZEC REPORTS SECOND QUARTER 2003 RESULTS

     CHICAGO, IL, August 5, 2003 – Trizec Properties, Inc. (NYSE: TRZ), today reported financial and operating results for the second quarter ended June 30, 2003.

     The Company reported funds from operations available to common shareholders (“FFO”) for the second quarter of 2003 of $70.5 million, compared to $78.3 million for the same period in 2002. FFO was $0.47 per diluted share for the second quarter, compared to $0.52 per diluted share for the same period a year earlier. The decrease was attributable to lower office property occupancy levels, net asset sales and various expenses associated with the Company’s retail/entertainment assets, partially offset by savings in interest and general & administrative expenses.

     The GAAP measurement most directly comparable to FFO is net income available to common shareholders. The attached financial information contains the reconciliation between FFO and net income available to common shareholders.

     For the second quarter, net income available to common shareholders totaled $10.9 million or $0.07 per diluted share, compared to net income available to common shareholders of $36.7 million or $0.24 per diluted share for the second quarter of 2002. The decrease was due primarily to a provision of $15 million for losses on real estate properties held for disposition. Lower office occupancy levels and net asset sales also contributed to the decline.

     The weighted average number of common shares outstanding for the quarter ended June 30, 2003 totaled 150,289,382 on a fully diluted basis, compared to 150,239,058 for the second quarter in 2002.

     Tim Callahan, Trizec’s Chief Executive Officer, commented, “We’re pleased that our second quarter financial results are generally consistent with expectations. They reflect the fact that our management and leasing teams continue to perform well under very difficult market conditions. When we begin to see meaningful improvement in the overall economy and in the office property sector, we expect that we will be well positioned to take advantage of the market opportunities that emerge. In the meantime we’ll continue to work hard to produce solid performance.”

Trizec Properties, Inc.	T: (312) 798-6000
233 South Wacker, Suite 4600	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

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Trizec Reports Second Quarter 2003 Results

     Second quarter 2003 total revenues were $221.3 million, compared to $228.1 million during the second quarter in 2002, after adjusting for discontinued operations in accordance with GAAP. The decrease was attributable to lower office occupancy levels and net asset sales.

     Lease termination fees, including fees from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $1.2 million for the quarter ended June 30, 2003, compared to $1.3 million for the same period in 2002.

     During the second quarter of 2003, the Company leased 1.5 million square feet of space in its office portfolio, with an average lease term of 6.3 years. The average gross rental rate on leases executed in the quarter was $25.79 per square foot compared to $22.80 per square foot on leases expiring during the quarter. At June 30, 2003, occupancy was 86.4 percent for the Company’s total office portfolio. This compares to 87.0 percent occupancy at March 31, 2003.

     Office property revenues less office property expenses (including straight-line rent and excluding termination fees) declined 3.6 percent on a same-property basis, compared to the second quarter of 2002, mainly due to a decrease in average occupancy of the same-property portfolio from 89.6 percent to 86.6 percent.

     FFO for the first six months of 2003 totaled $151.0 million, compared to $167.2 million for the same period in 2002. FFO was $1.01 per diluted share for the six months ended June 30, 2003, compared to $1.12 per diluted share for the same period a year earlier.

     For the six months ended June 30, 2003 the Company reported net income available to common shareholders of $69.0 million or $0.46 per diluted share, compared to $82.3 million or $0.55 per diluted share for the same period in 2002.

     Total revenues for the six months ended June 30, 2003 were $448.4 million, compared to $455.7 million during the same period last year, after adjusting for discontinued operations in accordance with GAAP.

     Lease termination fees, including fees from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $10.1 million for the first six months of 2003, compared to $3.7 million for the same period in 2002.

     The Company leased 2.7 million square feet of space in its office portfolio in the six months ended June 30, 2003, with an average lease term of 5.6 years. The average gross rental rate on leases executed in the first six months of 2003 was $23.52 per square foot compared to $22.17 per square foot on leases expiring during the same time period.

     Office property revenues less office property expenses (including straight-line rent and excluding termination fees) declined 4.3 percent on a same-property basis, compared to the first six months of 2002, mainly due to a decrease in average occupancy of the same-property portfolio from 90.7 percent to 87.3 percent.

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Trizec Reports Second Quarter 2003 Results

     The Company indicated that it now expects 2003 FFO per share to be at the higher end of its previously stated guidance, which was in the range of $1.72 to $1.82 on a fully-diluted basis.

     Highlights for the Quarter:

•	Michael Colleran was appointed as Executive Vice President and Chief Financial Officer.

•	The Company reported lease transactions in Houston totaling 838,000 square feet. The largest of these were a pair of renewal leases totaling 740,000 square feet by Kellogg Brown & Root at two Cullen Center buildings.

•	The Company successfully refinanced a loan for One Alliance Center in Atlanta. The new $70 million loan replaced a $55 million construction loan with a maturity date in October 2003. The new 10-year term loan has a fixed rate of 4.78%.

•	Trizec conveyed ownership of its remaining technology center development site in Boston to the lender. As a result, the Company recorded a $3.6 million gain on early debt retirement.

     Subsequent to the end of the second quarter, the Company reported a 425,000 square foot lease renewal at One New York Plaza in New York City. This renewal extends the lease term through September 2009, and is in addition to another 170,000 square feet of space this customer already occupies through the end of 2010 and beyond.

     As anticipated, on July 1, 2003 two hedging programs became effective. The hedges, which total $500 million, swap floating pay obligations for fixed rate. At June 30, 2003, 32 percent of the Company’s $3.5 billion of long-term debt, including its pro-rata share from unconsolidated joint ventures, was variable rate debt. Now with the swaps in place, only 18 percent of long-term debt is variable rate debt.

     Trizec Properties will conduct a conference call today, August 5, from 10:00 a.m. to 11:30 a.m. CDT, to discuss second quarter results and other current issues. To participate in the call, please dial 1 (877) 626-0598 from Canada and the U.S., or 1 (706) 679-0876 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties Web site, www.trz.com via hyperlink. To listen to the live webcast, please visit the Web site at least 15 minutes beforehand in order to download and install any necessary audio software.

     A replay of the call will be available for 15 business days by dialing 1 (800) 642-1687 and entering the pass code 1633002. A replay of this call will be available online at the Company’s Web site and at various financial Web portals.

     Consolidated financial information is attached. As well, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s Web site, www.trz.com.

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Trizec Reports Second Quarter 2003 Results

The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.

     Trizec Properties, Inc., a real estate investment trust (REIT), is one of North America’s largest owners of commercial office properties. The Company has ownership interests in and manages a high-quality portfolio of 69 office properties totaling approximately 48 million square feet concentrated in the metropolitan areas of seven major U.S. cities. Trizec also has interests in two retail/entertainment properties. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s Web site at www.trz.com.

This release contains forward-looking statements relating to the business and financial outlook of Trizec Properties, Inc., which are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements indicated in this release. Such factors include those described in more detail in the Risk Factors section of our Form 10-K for the year ended December 31, 2002 filed with the SEC on March 27, 2003 and in our Form 10-Q for the quarter ended March 31, 2003 filed with the SEC on May 13, 2003. Forward-looking statements in this release speak only as of the date on which such statements are made and we undertake no obligation to update any such statements that become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Consolidated Balance Sheets (unaudited)

	June 30	December 31
$ thousands, except share and per share amounts	2003	2002

Assets
Real estate	$5,231,612	$5,389,013
Less: accumulated depreciation	(622,192)	(565,350)

Real estate, net	4,609,420	4,823,663
Cash and cash equivalents	30,174	62,253
Escrows and restricted cash	54,483	46,798
Investment in unconsolidated real estate joint ventures	241,110	220,583
Investment in Sears Tower	23,600	23,600
Office tenant receivables, net	18,262	26,536
Other receivables, net	27,294	20,499
Deferred rent receivables, net	140,930	131,395
Deferred charges, net	128,272	141,407
Prepaid expenses and other assets	81,352	82,525

Total Assets	$5,354,897	$5,579,259

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt and other loans	$3,150,502	$3,345,238
Trade, construction and tenant improvements payables	43,490	53,816
Accrued interest expense	16,158	12,931
Accrued operating expenses and property taxes	79,458	92,901
Other accrued liabilities	100,137	83,419
Dividends payable	30,702	—
Taxes payable	59,581	109,949

Total Liabilities	3,480,028	3,698,254

Commitments and Contingencies
Minority Interest	3,076	2,540

Redeemable Stock	200	200

Shareholders’ Equity
Common Stock, 500,000,000 shares authorized at June 30, 2003 and December 31, 2002, $0.01 par value, 150,378,310 and 150,033,310 issued and 150,360,299 and 150,029,664 outstanding at June 30, 2003 and December 31, 2002, respectively	1,503	1,500
Additional paid in capital	2,185,092	2,181,958
Accumulated deficit	(276,557)	(285,482)
Treasury stock, at cost, 18,011 and 3,646 shares at June 30, 2003 and December 31, 2002, respectively	(237)	(40)
Unearned compensation	(5,254)	(3,593)
Accumulated other comprehensive loss	(32,954)	(16,078)

Total Shareholders’ Equity	1,871,593	1,878,265

Total Liabilities and Shareholders’ Equity	$5,354,897	$5,579,259

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Consolidated and Combined Consolidated Statements of Operations (unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ thousands, except share and
per share amounts	2003	2002	2003	2002

Revenues
Rentals	$166,459	$171,309	$335,217	$338,747
Recoveries from tenants	27,887	27,864	58,547	56,208
Parking and other	23,239	24,508	47,235	50,991
Fee income	2,838	2,377	4,792	4,988
Interest	876	2,072	2,656	4,734

Total Revenues	221,299	228,130	448,447	455,668

Expenses
Operating	79,240	73,545	155,171	145,988
Property taxes	24,951	24,136	50,577	48,969
General and administrative	8,554	12,169	18,621	18,684
Interest	44,931	47,777	91,795	91,625
Depreciation and amortization	45,616	38,609	91,377	76,928
Stock option grant expense	122	2,002	280	2,002
Gain on early debt retirement	(3,620)	—	(3,363)	—

Total Expenses	199,794	198,238	404,458	384,196

Income before Income Taxes, Minority Interest, Income from Unconsolidated Real Estate Joint Ventures, Recovery on Insurance Claims, Discontinued Operations and Gain on Disposition of Real Estate	21,505	29,892	43,989	71,472
Provision for income and other corporate taxes	(1,176)	(1,522)	(2,906)	(2,766)
Minority interest	(777)	(288)	(536)	(324)
Income from unconsolidated real estate joint ventures	3,689	3,277	13,615	6,665
Recovery on insurance claims	2,218	—	7,484	—

Income from Continuing Operations	25,459	31,359	61,646	75,047
Discontinued Operations
Income from discontinued operations	663	1,802	3,485	3,696
Loss on disposition of discontinued real estate	(14,592)	(197)	(6,066)	(197)

Income Before Gain on Disposition of Real Estate	11,530	32,964	59,065	78,546
Gain on disposition of real estate	—	4,013	11,351	4,013

Net Income	11,530	36,977	70,416	82,559

Special voting and Class F convertible shareholders’ dividends	630	304	1,413	304

Net Income Available to Common Shareholders	$10,900	$36,673	$69,003	$82,255

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Consolidated and Combined Consolidated Statements of Operations (continued) (unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ thousands, except share and
per share amounts	2003	2002	2003	2002

		Pro forma		Pro forma
Earnings per common share
Net Income Available to Common Shareholders per Weighted Average Common Share Outstanding:
Basic	$0.07	$0.25	$0.46	$0.55
Diluted	$0.07	$0.24	$0.46	$0.55
Weighted average shares outstanding
Basic	149,785,046	149,372,623	149,785,046	149,345,705
Diluted	150,289,382	150,239,058	149,979,535	149,884,795

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Earnings Per Share Calculation (unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ thousands, except share and per
share amounts	2003	2002	2003	2002

Numerator:
Income from continuing operations	$25,459	$31,359	$61,646	$75,047
Gain on disposition of real estate	—	4,013	11,351	4,013
Less: Special voting and Class F convertible shareholders’ dividends	(630)	(304)	(1,413)	(304)

Income from Continuing Operations Available to Common Shareholders	24,829	35,068	71,584	78,756
Discontinued operations	(13,929)	1,605	(2,581)	3,499

Net Income Available to Common Shareholders	$10,900	$36,673	$69,003	$82,255

Denominator:
		Pro forma		Pro forma

Weighted average shares outstanding
Basic	149,785,046	149,372,623	149,785,046	149,345,705
Effect of dilutive securities	504,336	866,435	194,489	539,090

Diluted	150,289,382	150,239,058	149,979,535	149,884,795

		Pro forma		Pro forma

Basic Earnings per Common Share
Income from continuing operations available to common shareholders	$0.16	$0.23	$0.48	$0.53
Discontinued operations	(0.09)	0.02	(0.02)	0.02

Net Income Available to Common Shareholders	$0.07	$0.25	$0.46	$0.55

		Pro forma		Pro forma

Diluted Earnings per Common Share
Income from continuing operations available to common shareholders	$0.16	$0.23	$0.48	$0.53
Discontinued operations	(0.09)	0.01	(0.02)	0.02

Net Income Available to Common Shareholders	$0.07	$0.24	$0.46	$0.55

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Reconciliation of Funds from Operations

     Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, is an appropriate measure of performance for an equity REIT. The White Paper on Funds from Operations, approved by NAREIT in April 2002, defines funds from operations as net income (loss), computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company computes funds from operations as net income available to common shareholders adjusted for sales of properties, real estate related depreciation and amortization, (gain) loss on early debt retirement, minority interest and recovery on insurance claims. In addition, the Company eliminates the effects of provision for loss on real estate and provision for and loss on investments because they are not representative of our real estate operations. The Company believes that funds from operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, investing activities and financing activities, it provides investors with an indication of the ability of a company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company’s computation of funds from operations may not be comparable to funds from operations reported by other REITs. Funds from operations does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to make cash distributions.

     The following tables reflect the calculation of funds from operations and funds from operations per share, basic and diluted, for the three and six months ended June 30, 2003 and June 30, 2002:

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Reconciliation of Funds from Operations (continued) (unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ thousands, except share and per
share amounts	2003	2002	2003	2002

Net income available to common shareholders	$10,900	$36,673	$69,003	$82,255
Add/(deduct):
Gain on disposition of real estate	—	(4,013)	(11,351)	(4,013)
Loss on disposition of discontinued real estate	14,592	197	6,066	197
Gain on disposition and gain on early debt retirement in an unconsolidated real estate joint venture	—	—	(2,981)	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	50,066	45,150	100,550	88,410
Gain on early debt retirement	(3,620)	—	(3,363)	—
Minority interest	777	288	536	324
Recovery on insurance claims	(2,218)	—	(7,484)	—

Funds from operations available to common shareholders	$70,497	$78,295	$150,976	$167,173

		Pro forma		Pro forma

Weighted average shares outstanding – basic	149,785,046	149,372,623	149,785,046	149,345,705

Weighted average shares outstanding – diluted	150,289,382	150,239,058	149,979,535	149,884,795

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Reconciliation of Funds from Operations per Share, Basic (continued) (unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ thousands, except share and per
share amounts	2003	2002	2003	2002

Net income available to common shareholders	$0.07	$0.25	$0.46	$0.55
Add/(deduct):
Gain on disposition of real estate	—	(0.03)	(0.08)	(0.03)
Loss on disposition of discontinued real estate	0.10	—	0.04	—
Gain on disposition and gain on early debt retirement in an unconsolidated real estate joint venture	—	—	(0.02)	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.33	0.30	0.67	0.60
Gain on early debt retirement	(0.02)	—	(0.02)	—
Minority interest	0.01	—	0.01	—
Recovery on insurance claims	(0.02)	—	(0.05)	—

Funds from operations available to common shareholders	$0.47	$0.52	$1.01	$1.12

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Reconciliation of Funds from Operations per Share, Diluted (continued) (unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ thousands, except share and per
share amounts	2003	2002	2003	2002

Net income available to common shareholders	$0.07	$0.24	$0.46	$0.55
Add/(deduct):
Gain on disposition of real estate	—	(0.02)	(0.08)	(0.03)
Loss on disposition of discontinued real estate	0.10	—	0.04	—
Gain on disposition and gain on early debt retirement in an unconsolidated real estate joint venture	—	—	(0.02)	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.33	0.30	0.67	0.60
Gain on early debt retirement	(0.02)	—	(0.02)	—
Minority interest	0.01	—	0.01	—
Recovery on insurance claims	(0.02)	—	(0.05)	—

Funds from operations available to common shareholders	$0.47	$0.52	$1.01	$1.12

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